Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this amendment No.8 to Registration Statement on Form F-3 of Skillful Craftsman Education Technology LTD and to the incorporation by reference of our report dated August 1, 2022 relating to the consolidated financial statements, which appears in Skillful Craftsman Education Technology LTD, Form 20-F for the years ended March 31, 2022 and 2021.

/s/ TPS Thayer, LLC
TPS Thayer, LLC
Sugar Land, Texas
September 30, 2022